Exhibit 99.3

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Financial Statements

(unaudited)

On August 27, 2014, Liberty Interactive Corporation (“Liberty” or the “Company”) completed the distribution to the stockholders of Liberty shares of a wholly-owned subsidiary, Liberty TripAdvisor Holdings, Inc. (‘‘TripCo’’), which held the subsidiaries TripAdvisor, Inc. (‘‘TripAdvisor’’) and BuySeasons, Inc. which includes the retail businesses BuyCostumes.com and Celebrate Express (‘‘BuySeasons’’) (the ‘‘Trip Spin-Off’’), both of which operate as standalone operating entities. The transaction was effected as a pro-rata dividend of shares of TripCo to the stockholders of Series A and Series B Liberty Ventures common stock of Liberty.

The following unaudited condensed pro forma consolidated financial statements have been prepared giving effect to the Trip Spin-Off as if it occurred as of December 31, 2013 and March 31, 2014 for the condensed pro forma consolidated balance sheets and January 1, 2013 for the condensed pro forma consolidated statements of operation.  The unaudited condensed pro forma consolidated financial statements do not purport to represent what Liberty's financial position actually would have been had the Trip Spin-Off occurred on the dates indicated or to project Liberty's operating results for any future period.  The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the publicly available information of Liberty, including the Form 10-K, as filed on February 28, 2014 with the Securities and Exchange Commission (the “SEC”).

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2013

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma
Assets
Cash and cash equivalents	$ 1,256	354	902
Other current assets	3,170	289	2,881
Investments in available-for-sale securities	1,501	188	1,313
Investments in affiliates, accounted for using the equity method	1,237	--	1,237
Property and equipment, net	1,247	39	1,208
Intangible assets not subject to amortization	13,675	5,292	8,383
Intangible assets subject to amortization, net	2,492	908	1,584
Other assets, at cost, net of accumulated amortization	98	19	79
Total assets	$ 24,676	7,089	17,857

Liabilities and Equity
Current liabilities	$ 3,756	311	3,445
Long-term debt	6,406	300	6,106
Deferred income tax liabilities	2,844	853	1,991
Other liabilities	235	44	191
Total liabilities	13,241	1,508	11,733

Total stockholders' equity	6,936	1,208	5,728
Noncontrolling interests in equity of subsidiaries	4,499	4,373	126
Total equity	11,435	5,581	5,854

Total liabilities and equity	$ 24,676	7,089	17,587

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Balance Sheet

March 31, 2014

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma
Assets
Cash and cash equivalents	$ 1,484	322	1,162
Other current assets	3,045	331	2,714
Investments in available-for-sale securities	1,470	284	1,186
Investments in affiliates, accounted for using the equity method	1,244	--	1,244
Property and equipment, net	1,272	73	1,199
Intangible assets not subject to amortization	13,683	5,294	8,389
Intangible assets subject to amortization, net	2,352	856	1,496
Other assets, at cost, net of accumulated amortization	112	21	91
Total assets	$ 24,662	7,181	17,481

Liabilities and Equity
Current liabilities	$ 3,586	383	3,203
Long-term debt	6,608	290	6,318
Deferred income tax liabilities	2,831	836	1,995
Other liabilities	271	48	223
Total liabilities	13,296	1,557	11,739

Total stockholders' equity	6,833	1,208	5,625
Noncontrolling interests in equity of subsidiaries	4,533	4,416	117
Total equity	11,366	5,624	5,742

Total liabilities and equity	$ 24,662	7,181	17,481

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statement of Operations

Year ended December 31, 2013

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma

Revenue	11,252	1,034	10,218
Operating costs and expenses:
Cost of sales	6,602	87	6,515
Operating and Selling, general and administrative, including stock-based compensation	2,587	649	1,938
Depreciation and amortization	943	315	628
	10,132	1,051	9,081
Operating income	1,120	(17)	1,137
Interest expense	(373)	(12)	(361)
Share of earnings (loss)	33	--	33
Realized and unrealized gains (losses) on financial instruments, net	(22)	--	(22)
Other income (expense)	(48)	1	(49)
Earnings (loss) from continuing operations before income taxes	710	(28)	738
Income tax (expense) benefit	(130)	55	(185)
Net earnings (loss)	580	27	553
Less net loss attributable to the noncontrolling interests	79	34	45
Net earnings (loss) attributable to: Liberty stockholders	501	(7)	508
Net earnings (loss) attributable to: Liberty Interactive stockholders	438	(25)	463
Liberty Ventures stockholders	63	18	45

ProForma basic net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.84	0.89
Series A and Series B Liberty Ventures	$ 0.85	0.61

ProForma diluted net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.83	0.88
Series A and Series B Liberty Ventures	$ 0.85	0.61

Liberty Interactive commons stock Basic	519	519
Diluted	527	527

Liberty Ventures commons stock Basic	74	74
Diluted	74	74

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statement of Operations

Three months ended March 31, 2014

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma

Revenue	2,728	294	2,434
Operating costs and expenses:
Cost of sales	1,566	10	1,556
Operating and Selling, general and administrative, including stock-based compensation	654	185	469
Depreciation and amortization	232	70	162
	2,452	265	2,187
Operating income	276	29	247
Interest expense	(99)	(2)	(97)
Share of earnings (loss)	(2)	--	(2)
Realized and unrealized gains (losses) on financial instruments, net	(25)	--	(25)
Other income (expense)	8	--	8
Earnings (loss) from continuing operations before income taxes	158	27	131
Income tax (expense) benefit	(48)	(4)	(44)
Net earnings (loss)	110	23	87
Less net loss attributable to the noncontrolling interests	28	18	10
Net earnings (loss) attributable to: Liberty stockholders	82	5	77
Net earnings (loss) attributable to: Liberty Interactive stockholders	110	(4)	114
Liberty Ventures stockholders	(28)	9	(37)

ProForma basic net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.22	0.23
Series A and Series B Liberty Ventures	$ (0.38)	(0.51)

ProForma diluted net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.22	0.23
Series A and Series B Liberty Ventures	$ (0.38)	(0.50)
Liberty Interactive commons stock Basic	494	494
Diluted	504	504

Liberty Ventures commons stock Basic	73	73
Diluted	74	74

Liberty Interactive Corporation

Notes to Condensed Pro Forma Consolidated Financial Statements

 (unaudited)

(1)

Represents the historical financial position and results of operations of Liberty.  Such amounts were derived from the historical consolidated financial statements of Liberty Media Corporation as filed on Form 10-K on February 28, 2014 and Form 10-Q on May 8, 2014, respectively, with the SEC.

(2)

Represents the historical financial position and results of operations of Liberty.  Such amounts were derived from the historical consolidated financial statements of Liberty TripAdvisor Holdings, Inc. as filed on Form S-1 as amended on August 8, 2014 with the SEC.